CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              PALM DESERT ART, INC.

                                    * * * * *

PALM DESERT ART, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ( the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: The Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, the Certificate of Incorporation of this corporation be amended by changing the fourth Article thereof so that, as amended, said Article shall be and read as follows:

               "4. The total number of shares of all classes of stock which the corporation shall have the authority to issue is twenty-five million (25,000,000), and the par value of each of such shares is One Mil ($.001) amounting in the aggregate to Twenty-five Thousand Dollars ($25,000.00)."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


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     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by ALLAN S. WOLFE, its President, and attested by Betty L. Wolfe, its Secretary, this 19 day of March, 1998

                                                PALM DESERT ART, INC.

                                                By: ss: Allan S. Wolfe
                                                   -----------------------------
                                                    Allan S. Wolfe, President

ATTEST:

By: ss: Betty L. Wolfe
   -----------------------------
    Betty L. Wolfe, Secretary